Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 22, 2020, except for Notes 17(e) and (f) as to which the date is July 9, 2020, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-239412) and related Prospectus of Relay Therapeutics, Inc. dated July 14, 2020 for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 14, 2020